EXHIBIT 99.1

March 11, 2014

Fresh Start Private Midwest, LLC
c/o Ryan Scott

BINDING LETTER OF INTENT

Re:           LICENSE AND DISTRIBUTION AGREEMENT IN OKLAHOMA, MISSOURI & MINNESOTA

Dear Mr. Scott:

This letter (“Letter of Intent”) is for the purpose of securing a binding understanding between BioCorRx Inc. (“BioCorRx”) and a yet-to-be-formed entity that you will control (“Midwest”) and to serve as a basis for negotiating a further written agreement (“Agreement”) that will contain additional material terms, conditions and provisions not yet negotiated or agreed upon by the parties for license and distribution agreement in Oklahoma, Missouri and Minnesota (the "Territory"). The terms and conditions of the Agreement shall be as follows:

1.
TERMS AND CONDITIONS. Midwest desires to obtain the right to use and distribute certain therapeutic programs and products; where BioCorRx owns or has the rights to certain therapeutic programs and products. BioCorRx desires to grant to Midwest the right to use and distribute certain therapeutic programs and products, and BioCorRx seeks to secure significant distribution efforts from Midwest in the Territory. In consideration for the rights granted to Midwest and other obligations imposed upon BioCorRx, Midwest shall pay a license fee, and an on-going upfront fee per program, both payments to be further described in the Agreement. The program consists of the implant access and life coaching program (Implant shall mean the most current implant formulation owned by Trinity Rx Solutions, Inc.).

2.
BIOCORRX INC. Based in Orange County California, BioCorRx has created a uniquely comprehensive alcohol treatment program called the Start Fresh Program that incorporates all of the essential elements for successful alcohol addiction recovery. Start Fresh Program is designed to treat and to heal both the mind and the body. Our alcohol rehabilitation program is a two-part program that includes: (i) the insertion of a Naltrexone Implant, by licensed medical physician, that is believed to reduce physical cravings of alcohol; and (ii) life coaching that focuses on the mental addiction of alcoholism.

1 | Page
601 North Parkcenter Drive, Santa Ana, CA 92705
Tel (714) 462-4880

Naltrexone Implant:   Our unique program has reduced physical cravings for numerous patients suffering from alcoholism. The medical implantation procedure is believed to reduce cravings for alcohol for several months and up to 12 months in some patients, during which time we focus on addressing the mental dependence on alcohol. The implant device is a Naltrexone pellet that is the size of a marble and inserted via an outpatient surgical procedure into the lower abdomen of the patient. The Naltrexone pellet will be absorbed by the body up to a 12 month period and will automatically dissolve and not need to be removed.

3.
Notwithstanding the ability of Midwest to distribute and sell the alcohol treatment products and enter into associated contracts with doctors or alcohol rehabilitation clinics within its Territory, Midwest shall not enter into any further material agreements with respect to any alcohol treatment programs without the prior written consent of BioCorRx within the duration of the LOI. The parties agree that the remedy of any party at law for an actual or threatened breach of this LOI or definitive agreement, if any, would be inadequate and that in the event of such actual or threatened breach, in addition to any other remedy available to it, such party shall be entitled to specific performance hereof, injunctive relief, or both, or other appropriate judicial remedy, writ or order.

4.
The signatures of the parties on this document indicate that the general framework of the relationship has been accepted and that they are prepared to proceed with the transaction and enter a more detailed definitive agreement based on the terms and conditions of this LOI.  The terms and provisions of this LOI shall remain in full force and effect until either: (i) it is terminated by a party hereto; or (ii) until a definitive distribution agreement is consummated, whichever is earliest. Both parties understand and agree that a definitive agreement shall contain such further and other provisions as is necessary in each of their respective opinions and as they shall mutually agree upon.

5.
EFFECT; ENFORCEABILITY. THIS LETTER OF INTENT DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR LICENSE, OR AN AGREEMENT PURCHASE OR LICENSE, AND NO SUCH AGREEMENT SHALL BE DEEMED TO EXIST. THIS LETTER OF INTENT IS NOT INTENDED AS, AND DOES NOT CONSTITUTE, A BINDING AGREEMENT BY EITHER PARTY OR AN AGREEMENT BY EITHER PARTY TO ENTER INTO A BINDING AGREEMENT, BUT IS MERELY INTENDED TO SPECIFY SOME OF THE PROPOSED TERMS AN CONDITIONS OF THE PROPOSED AGREEMENT CONTEMPLATED HEREIN. NEITHER APRTY MAY CLAIM ANY LEGAL RIGHTS AGAINST THE OTHER BY REASON OF THE SIGNING OF THIS LETTER OF INTENT, THE TAKING OF ANY ACTION IN RELIANCE THEREON, OR THE FAILURE OF EITHER PARTY TO NEGOTIATE OR TO NEGOTIATE IN GOOD FAITH REGARDING THE SUBJECT MATTER OF THIS LETTER OF INTENT. EITHER PARTY MAY TERMINATE THIS LETTER OF INTENT UPON WRITTEN NOTICE TO THE OTHER PARTY. NEITHER PARTY HERETO SHALL HAVE ANY LEGAL OR FINANCIAL OBLIGATIONS TO THE OTHER WITH RESPECT TO THE PROPOSED TRANSACTIONS CONTEMPLATED HEREIN UNLESS AND UNTIL ALL THE TERMS AND CONDITIONS OF THE PROPOSED TRANSACITON HAVE BEEN NEGOGIATED AND AGREED TO BY THE PARTIES HERETO AND SET FORTH IN A BINDING AGREEMENT WHICH HAS BEEN PROPERLY APPROVED, AUTHORIZED AND EXECUTED BY PARTIES IN ACCORDANCE WITH ALL NECESSARY CORPORATE OR OTHER ACTION.

[Signature Pages Follow]

2 | Page
601 North Parkcenter Drive, Santa Ana, CA 92705
Tel (714) 462-4880

Very truly yours,

BIOCORRX, INC.

DIRECTOR	DATE

DIRECTOR	DATE

DIRECTOR	DATE

Approved: Fresh Start Private Midwest, LLC

By:	Richland Capital, LLC
It’s	Managing Member

By:
Ryan Scott

3 | Page
601 North Parkcenter Drive, Santa Ana, CA 92705
Tel (714) 462-4880